Exhibit 10.34

FIFTH AMENDMENT

THIS FIFTH AMENDMENT (this “Amendment”) is made and entered into as of ____Sept, 12, 2017, by and between BRE WA OFFICE OWNER LLC, a Delaware limited liability company (“Landlord”), and DATA I/O CORPORATION, a Washington corporation (“Tenant”).

RECITALS

A.
Landlord (as successor in interest to Arden Realty Limited Partnership, a Maryland limited partnership, as successor in interest to CARR Redmond, LLC, a Delaware limited liability company) and Tenant are parties to that certain Lease dated February 28, 2006, as previously amended by the First Amendment to Lease dated August 24, 2006 (the “First Amendment”), the Second Amendment to Lease dated January 31, 2011 (the “Second Amendment”), the Third Amendment to Lease dated April 8, 2015 (the “Third Amendment”), and the Fourth Amendment to Lease dated May 18, 2016 (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 20,460 rentable square feet (the “Premises”) described as Suites 100 and 200 on the first and second floors of the building commonly known as Redmond East Building 14 located at 6645 185th Avenue NE, Redmond, Washington (the “Building”).

B.
The Lease will expire by its terms on April 30, 2021 (the “Existing Expiration Date”), and the parties wish to extend the term of the Lease on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
[Intentionally Omitted.]

2.
Extension. The term of the Lease is hereby extended through July 31, 2022 (the “Second Extended Expiration Date”). The portion of the term of the Lease beginning on the date immediately following the Existing Expiration Date (the “Second Extension Date”) and ending on the Second Extended Expiration Date shall be referred to herein as the “Second Extended Term”.

3.
Base Rent. During the Second Extended Term, the schedule of Base Rent shall be as follows:

Period of Second Extended Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
5/1/21 – 8/31/21	$17.97	$30,638.85
9/1/21 – 7/31/22	$18.50	$31,542.50

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

4.
Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

5.
Operating Cost Share Rent and Tax Share Rent. During the Second Extended Term, (a) Tenant shall pay Operating Cost Share Rent and Tax Share Rent in accordance with the terms of the Lease, and (b) Tenant’s Proportionate Share shall be 57.87% of the New Building and 5.07% of the Project.

6.
Configuration and Condition of Premises. Landlord shall not be required to perform or pay for any alteration or improvement in connection with this Amendment. For the avoidance of doubt, the preceding sentence shall not limit any ongoing repair or maintenance obligation of Landlord under the Lease.

7.
Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1.
Contraction Option. Section 8 of the Third Amendment, entitled “Contraction Option,” is hereby deleted in its entirety from the Lease.

7.2.
Abatement of Base Rent for October 2017. Notwithstanding any contrary provision of the Lease, Tenant shall not be required pay Base Rent for the month of October 2017.

8.
Other Provisions. Notwithstanding any contrary provision of the Lease:

8.1.
[Intentionally Omitted.]

8.2.
[Intentionally Omitted.]

8.3.
OFAC. Tenant represents, warrants and covenants that no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant or any guarantor or subtenant of Tenant is, or at any time during the term of the Lease will be, (a) in violation of any laws relating to terrorism or money laundering, or (b) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

9.
Miscellaneous.

9.1.
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

9.2.
Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

9.3.
In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

9.4.
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

9.5.
Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

9.6.
Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Broderick Group, Inc., a Washington corporation) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

BRE WA OFFICE OWNER LLC, a Delaware limited liability company By: /s/Alan Walker Name: Alan Walker Title: SVP

TENANT:
DATA I/O CORPORATION, a Washington corporation By: /s/ Joel S Hatlen Name: Joel S Hatlen Title: VP / COO / CFO